PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-43142



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Wireless HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
                              ---------------                         ------        -------    --------------
           Aether Systems, Inc.                                        AETH           1            NASDAQ
           Crown Castle International Corp.                            CCI            4             NYSE
           Deutsche Telekom AG *                                        DT        18.48409          NYSE
           LM Ericsson Telephone Company *                            ERICY          7.4           NASDAQ
           Freescale Semiconductor Class B                             FSLB       4.527015          NYSE
           Motorola, Inc.                                              MOT           41             NYSE
           Nextel Communications, Inc. Class A                         NXTL          16            NASDAQ
           Nextel Partners, Inc. Class A                               NXTP           4            NASDAQ
           Nokia Corp. *                                               NOK           23             NYSE
           Qualcomm Incorporated                                       QCOM          26            NASDAQ
           Research In Motion Limited                                  RIMM           4            NASDAQ
           RIF Micro Devices, Inc.                                     RFMD           4            NASDAQ
           SK Telecom Co., Ltd. *                                      SKM           17             NYSE
           Sprint Corporation                                          FON          10.5            NYSE
           SR Telecom Inc.                                             SRXA       0.104727         NASDAQ
           Telesp Celular Participacoes S.A. *                         TCP            3             NYSE
           United States Cellular Corporation                          USM            1             AMEX
           Verizon Communications                                       VZ           17             NYSE
           Vodafone Group p.l.c. *                                     VOD           21             NYSE
           Western Wireless Corporation                                WWCA           2            NASDAQ

           -------------------------------
           * The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.